UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025
VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	V	New York Stock Exchange
1.500% Senior Notes due 2026	V26	New York Stock Exchange
2.250% Senior Notes due 2028	V28	New York Stock Exchange
2.000% Senior Notes due 2029	V29	New York Stock Exchange
3.125% Senior Notes due 2033	V33	New York Stock Exchange
2.375% Senior Notes due 2034	V34	New York Stock Exchange
3.500% Senior Notes due 2037	V37	New York Stock Exchange
3.875% Senior Notes due 2044	V44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 30, 2025, Visa Inc. (the “Company”) announced new conversion rates applicable to the Company’s class B-1 and B-2 common stock resulting from its December 23, 2025 deposit of $500 million into the U.S. litigation escrow account previously established under the Company’s U.S. retrospective responsibility plan (the “Plan”). Under the terms of the Plan, the conversion rate applicable to the Company’s class B-1 common stock decreased from 1.5549 to 1.5491 and the conversion rate applicable to the Company's class B-2 common stock decreased from 1.5223 to 1.5108, in each case effective as of December 23, 2025.
The conversion rate adjustments have the same effect on earnings per share as repurchasing the Company’s class A common stock. Therefore the as-converted class B-1 common stock share count was reduced by approximately 27,782 from 7,518,496 to 7,490,714 and the as-converted class B-2 common stock share count was reduced by approximately 1,382,832 from 183,187,821 to 181,804,989. The deposit and conversion rate adjustment calculations were conducted in accordance with the Company’s certificate of incorporation currently in effect using the volume-weighted average price over the 3-day pricing period from December 23, 2025 through December 26, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date:	December 30, 2025	By:	/s/ Chris Suh
Chris Suh Chief Financial Officer